EXHIBIT 99.1

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(derived from Platform Specialty Products Corporation's Form 10-K for the year ended December 31, 2016)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)	2016	2015	2016	2015
Net sales	$950	$735	$3,586	$2,542
Cost of sales	554	462	2,078	1,550
Gross profit	396	273	1,508	992
Operating expenses:
Selling, technical, general and administrative	300	264	1,123	858
Research and development	23	15	84	63
Goodwill impairment	47	—	47	—
Total operating expenses	370	279	1,254	920
Operating profit	26	(6)	253	72
Other (expense) income:
Interest expense, net	(86)	(71)	(376)	(214)
Loss on derivative contracts	—	(24)	(13)	(74)
Foreign exchange gain (loss)	42	(24)	(14)	(43)
Other (expense) income, net	(20)	11	101	30
Total other expense	(64)	(108)	(302)	(301)
Loss before income taxes and non-controlling interests	(37)	(114)	(48)	(229)
Income tax benefit (expense)	37	(15)	(29)	(75)
Net income (loss)	—	(130)	(77)	(304)
Net (income) loss attributable to the non-controlling interests	(2)	—	3	(4)
Net loss attributable to stockholders	(2)	(130)	(74)	(309)
Gain on amendment of Series B Convertible Preferred Stock	—	—	33	—
Net loss attributable to common stockholders	$(2)	$(130)	$(41)	$(309)
Loss per share attributable to common stockholders
Basic	$(0.01)	$(0.60)	$(0.17)	$(1.52)
Diluted	$(0.01)	$(0.60)	$(0.65)	$(1.52)
Weighted average common shares outstanding
Basic	280	217	243	203
Diluted	288	217	272	203

NOTE: Totals may not foot due to rounding.                                1

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONSOLIDATED BALANCE SHEETS
(derived from Platform Specialty Products Corporation's Form 10-K for the year ended December 31, 2016)

	December 31,	December 31,
(amounts in millions)	2016	2015
Assets
Cash and cash equivalents	$423	$432
Accounts receivable, net of allowance for doubtful accounts of $37 and $14 at December 31, 2016 and 2015, respectively	1,055	1,023
Inventories	416	485
Note receivable	—	125
Prepaid expenses	71	72
Other current assets	106	101
Total current assets	2,071	2,238
Property, plant and equipment, net	461	492
Goodwill	4,179	4,022
Intangible assets, net	3,233	3,314
Other assets	110	125
Total assets	$10,054	$10,190
Liabilities & Stockholders' Equity
Accounts payable	$384	$450
Accrued salaries, wages and employee benefits	104	78
Current installments of long-term debt and revolving credit facilities	116	55
Accrued income taxes payable	83	65
Accrued expenses and other current liabilities	397	414
Total current liabilities	1,083	1,062
Long-term debt and capital lease obligations	5,123	5,174
Long-term retirement benefits, less current portion	74	81
Long-term deferred income taxes	663	679
Long-term contingent consideration	76	71
Other long-term liabilities	146	205
Total liabilities	7,164	7,271
Commitments and contingencies
Redeemable preferred stock - Series B	—	646
Stockholders' Equity
Preferred stock - Series A	—	—
Common stock, 400 shares authorized, 284 and 229 shares issued and outstanding at December 31, 2016 and 2015, respectively.	3	2
Additional paid-in capital	3,981	3,520
Accumulated deficit	(574)	(533)
Accumulated other comprehensive loss	(675)	(886)
Total stockholders' equity	2,736	2,104
Non-controlling interests	154	169
Total equity	2,890	2,273
Total liabilities, redeemable preferred shares and stockholders' equity	$10,054	$10,190

NOTE: Totals may not foot due to rounding.                                2

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(derived from Platform Specialty Products Corporation's Form 10-K for the year ended December 31, 2016)

	2016					2015
(amounts in millions)	Q1	Q2	Q3	Q4	FY	FY
Cash flows from operating activities:
Net (loss) income	$(134)	$(8)	$66	$—	$(77)	$(304)
Reconciliations of net (loss) income to net cash flows (used in) provided by operating activities:
Depreciation and amortization	83	85	87	87	342	251
Deferred income taxes	(14)	(10)	(34)	—	(57)	(46)
Manufacturer's profit in inventory adjustment	12	—	—	—	12	77
Unrealized foreign exchange loss (gain)	62	(28)	14	(4)	44	97
Non-cash fair value adjustment to contingent consideration	3	1	—	1	5	7
Goodwill impairment	—	—	—	47	47	—
Other, net	20	4	(83)	35	(23)	30
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(103)	12	29	43	(19)	67
Inventory	(87)	45	7	105	70	(7)
Accounts payable	(39)	(29)	1	(1)	(67)	83
Accrued expenses	(19)	19	10	16	25	52
Other assets and liabilities	6	6	(9)	(120)	(117)	15
Net cash flows (used in) provided by operating activities	(210)	97	89	209	185	321
Cash flows from investing activities:
Capital expenditures	(12)	(11)	(10)	(24)	(56)	(48)
Investment in registrations of products	(8)	(8)	(7)	(14)	(36)	(34)
Proceeds from sale of assets	2	10	8	—	21	26
Acquisition of business, net of cash acquired	(1)	3	—	—	1	(4,600)
Restricted cash	—	—	—	—	—	600
Note receivable	—	—	—	—	—	(125)
Settlement of foreign exchange contracts in connection with acquisition	—	—	—	—	—	(73)
Other, net	(2)	(4)	2	—	(4)	(1)
Net cash flows used in investing activities	(20)	(10)	(7)	(37)	(75)	(4,257)
Cash flows from financing activities:
Debt proceeds, net of discount and premium	1	(2)	1	3,301	3,301	3,922
Repayments of borrowings	(9)	(9)	(9)	(3,314)	(3,340)	(284)
Change in lines of credit, net	133	(28)	(85)	35	54	(12)
Proceeds from issuance of common stock, net	—	—	391	—	392	470
Payment of financing fees	—	(1)	—	—	(1)	(87)
Settlement of Series B Convertible Preferred Stock	—	—	—	(460)	(460)	—
Other, net	(4)	(34)	(8)	(1)	(47)	(7)
Net cash flows provided by (used in) financing activities	121	(73)	290	(440)	(102)	4,001
Effect of exchange rate changes on cash and cash equivalents	7	(2)	1	(24)	(18)	(31)
Net (decrease) increase in cash and cash equivalents	(103)	12	372	(292)	(10)	35
Cash and cash equivalents at beginning of period	432	330	342	714	432	397
Cash and cash equivalents at end of period	$330	$342	$714	$423	$423	$432

Supplemental disclosure information:
Cash paid for interest	$100	$83	$103	$74	$360	$148
Cash paid for income taxes	$26	$28	$32	$35	$121	$73

NOTE: Totals may not foot due to rounding.                                3

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO
COMPARABLE ADJUSTED EARNINGS PER SHARE
(Unaudited)

		Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)		2016	2015	2016	2015
Net loss attributable to common stockholders		$(2)	$(130)	$(41)	$(309)
Pre-acquisition activity of acquired companies:	(1)
Net sales		—	171	—	1,077
Cost of sales		—	(100)	—	(642)
Selling, technical, general and administrative expense		—	(77)	—	(321)
Research and development expense		—	(5)	—	(32)
Other income, net		—	2	—	4
		—	(9)	—	86
Adjustments:
Interest expense for pre-acquisition periods	(1)	—	(22)	—	(155)
Reversal of amortization expense	(1, 2)	68	60	267	216
Adjustment for investment in registration of products	(1, 2)	(14)	(8)	(36)	(35)
Restructuring expenses	(1, 3)	12	73	31	108
Manufacturer's profit in inventory purchase accounting adjustments	(4)	—	19	12	77
Acquisition and integration costs	(5)	6	23	33	93
Non-cash change in fair value of contingent consideration	(6)	1	1	5	7
Gain on legal settlement	(7)	—	—	(3)	(16)
Foreign exchange loss on foreign denominated external and internal debt	(1, 8)	(25)	19	34	49
Goodwill impairment	(9)	47	—	47	—
Adjustment to reverse loss on derivative contract	(10)	—	26	—	74
Gain on settlement agreement related to Series B Convertible Preferred Stock	(11)	—	—	(103)	—
Non-cash change in fair value of preferred stock redemption liability	(11)	11	—	5	—
Debt refinancing costs	(12)	20	—	20	—
Other expenses (income), net	(13)	11	—	19	(3)
Adjustment to estimated effective tax rate	(14)	(72)	(8)	(70)	(19)
Gain on amendment of Series B Convertible Preferred Stock	(11)	—	—	(33)	—
Adjustment to reverse loss attributable to certain non-controlling interests	(15)	(2)	(1)	(10)	(1)
		63	180	217	393
Comparable adjusted net income attributable to common stockholders		$61	$41	$177	$170

Comparable adjusted earnings per share		$0.20	$0.14	$0.63	$0.60

Adjusted shares outstanding (in millions)	(16)	299	299	282	282
(1) The Company adjusts for the results of operations of Alent plc ("Alent") and the businesses of OM Group, Inc. (the "OMG Businesses"), prior to their acquisition, adjusted to conform with the Company’s accounting policies and adjustments described herein, in order to facilitate comparison against prior and future results. The Company also adjusts interest expense to represent the additional interest expense that the Company would have incurred had the acquisition-related debt existed at the beginning of the periods presented in order to be consistent with the inclusion of these results of operations.
(2) The Company eliminates amortization related to intangible assets recognized in purchase accounting for acquisitions and costs capitalized in connection with obtaining regulatory approval of its products (“registration rights”) as part of ongoing operations. We deducts capital expenditures associated with obtaining these registration rights. The Company believes these adjustments provide insight with respect to the cash flows necessary to maintain and enhance the Company's product portfolio.

NOTE: Totals may not foot due to rounding.                                4

(3) Adjusted for cost of restructuring acquired businesses in both the Agricultural Solutions and Performance Solutions segments. The Company adjusts these costs because they are not reflective of ongoing operations.
(4) Adjustment for purchase accounting fair value adjustment to inventory associated with acquisitions charged to cost of sales primarily related to the acquisitions of Alent (the "Alent Acquisition") and the OMG Businesses (the "OMG Acquisition," and together with the Alent Acquisition, the "Performance Solutions Acquisitions") in 2016 and the acquisitions of Arysta LifeScience Limited (the "Arysta Acquisition") and the Chemtura AgroSolutions business of Chemtura Corporation (the "CAS Acquisition," and together with the Arysta Acquisition, the "Agricultural Solutions Acquisitions") in 2015. The Company adjusts these costs because they are not reflective of ongoing operations.
(5) The Company adjusts for costs associated with acquisitions, including costs of obtaining related financing such as investment banking, legal, and accounting fees, and transfer taxes for 2016 and 2015. 2016 adjustments also include the costs associated with an investigation related to certain past business practices of Arysta, an acquired company, and costs of integrating acquisitions. 2015 adjustments also include a bonus paid to a management member of an acquired company which was tied to the completion the Arysta Acquisition. The Company adjusts these costs because they are not reflective of ongoing operations.
(6) The Company adjusts for the change in fair value of the contingent consideration in connection with the acquisition of MacDermid, Incorporated (the "MacDermid Acquisition"). The Company adjusts these costs because they are not reflective of ongoing operations.
(7) The Company adjusts for certain legal settlements that are not reflective of ongoing operations.
(8) The Company adjusts foreign exchanges gains and losses on intercompany and third-party long-term debt because these changes are out of its control, are expected to largely offset on a long-term basis and, due to their long-term nature are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables with third parties.
(9) The Company recorded a non-cash impairment charge totaling $47 million related to Performance Solutions' Offshore Solutions reporting unit and has adjusted for the charge because it is not reflective of ongoing operations.
(10) The Company recorded a loss on a derivative contract used to mitigate foreign currency exposure related to the Alent acquisition and has adjusted for the loss because it is not reflective of ongoing operations.
(11) The Company accounted for the settlement agreement as an amendment to the Series B convertible preferred stock (the "Series B Convertible Preferred Stock") and, as a result, recognized gains in net income of $103 million and income available to common stockholders of $33 million related to the amendment. Further, the Company recognized a loss of $11 million during Q4 2016, and a loss of $5 million for the full year 2016, related to the adjustment of the Series B Preferred Stock to fair value subsequent to the amendment. The Company adjusted these gains and losses because they are not representative of ongoing operations. These gains and losses were included in income available to common stockholders for the computation of GAAP basic earnings per share; however, these gains and losses were excluded for purposes of the computation of GAAP diluted earnings per share.
(12) The Company recorded costs related to its term debt refinancing of $20 million and has adjusted for such costs because it is not reflective of ongoing operations.
(13) 2016 adjustments primarily correspond to the sales of a business, a gain on the disposal of an equity investment, and costs associated with non-recourse factoring programs that are not included in interest expense. 2015 adjustment reflects the gain related to the expiration of a put option on Platform's common stock issued in connection with an acquisition during 2014. In addition, the Company adjusts for the portion of long-term compensation plans associated with the Performance Solutions Acquisitions for 2016 and the Agricultural Solutions Acquisitions for 2015. The Company adjusts these costs because they are not reflective of ongoing operations. The Company does not adjust for the cost of ongoing non-acquisition related long-term compensation plans.
(14) The Company adjusts its effective tax rate to 35%. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors would increase the Company's tax rate above 35%. As a result of its current tax structure, the Company’s tax rate in accordance with GAAP was 100% and (59.5)% for the three and twelve months ended December 31, 2016. The Company adjusts to the effective tax rate to provide a meaningful comparison of its performance between periods.
(15) The Company adjusts for the non-controlling interest expense or income related to the non-controlling interest created at the time of the MacDermid Acquisition because holders of such equity interest are expected to convert their holdings into shares of Platform's common stock. Further, the Company adjusts for the impact a sale of a business has on non-controlling interests. The Company adjusts these costs because they are not reflective of ongoing operations.

NOTE: Totals may not foot due to rounding.                                5

(16) The Company defines "Adjusted shares" for each quarter as the outstanding shares of Platform's common stock at the end of each period plus the number of shares that would be issued if all convertible stock were converted to Platform's common stock, vested stock options were exercised, and awarded equity granted were vested. Adjusted shares outstanding as of December 31, 2016 and 2015 represent the average of the four quarters. The Company adjusts the outstanding shares of Platform's common stock for this calculation to provide an understanding of the Company’s results of operations on a comparable per share basis.
CALCULATION OF NON-GAAP ADJUSTED SHARES AT DECEMBER 31, 2016 (Unaudited)

(amounts in millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY Average
Basic outstanding shares	230	230	278	284	255
Number of shares issuable upon conversion of Series B Convertible Preferred Stock	22	22	22	—	17
Number of shares issuable upon conversion of PDH Common Stock	8	8	8	8	8
Number of shares issuable upon conversion of Series A Preferred Stock	2	2	2	2	2
Stock options	1	1	1	1	1
Equity awards granted	4	4	4	4	4
Net impact of pending Series B Convertible Preferred Stock actions	—	—	(17)	—	(4)
Adjusted shares	266	266	299	299	282

NOTE: Totals may not foot due to rounding.                                6

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS TO
COMPARABLE ADJUSTED EBITDA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions)	2016	2015	2016	2015
Comparable adjusted net income attributable to common stockholders	$61	$41	$177	$170
Net income attributable to the non-controlling interests	3	2	7	6
Adjusted net income attributable to stockholders	64	42	184	175
Adjustments to reconcile to comparable adjusted EBITDA:
Income tax expense	35	23	99	94
Interest expense, net	86	92	376	369
Depreciation expense	19	19	75	68
Investment in registration of products	14	8	36	35
Comparable Adjusted EBITDA	$218	$184	$769	$742

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(Unaudited)

		Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions)		2016	2015	2016	2015
Net loss attributable to common stockholders		$(2)	$(130)	$(41)	$(309)
Gain on amendment of Series B Convertible Preferred Stock	(11)	—	—	(33)	—
Net income (loss) attributable to the non-controlling interests		2	—	(3)	4
Income tax (benefit) expense		(37)	15	29	75
Loss before income taxes and non-controlling interests		(37)	(114)	(48)	(229)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense, net		86	71	376	214
Depreciation expense		19	15	75	49
Amortization expense		68	60	267	202
Restructuring expense	(3)	12	7	31	25
Manufacturer's profit in inventory purchase accounting adjustments	(4)	—	19	12	77
Acquisition and integration costs	(5)	6	52	33	122
Non-cash change in fair value contingent consideration	(6)	1	1	5	7
Legal settlement	(7)	—	—	(3)	(16)
Foreign exchange (gain) loss on foreign denominated external and internal debt	(8)	(25)	20	34	46
Fair value loss on foreign exchange forward contract	(10)	—	26	—	74
Goodwill impairment	(9)	47	—	47	—
Gain on settlement agreement related to Series B Convertible Preferred Stock	(11)	—	—	(103)	—
Non-cash change in fair value of preferred stock redemption liability	(11)	11	—	5	—
Debt refinancing costs	(12)	20	—	20	—
Other expense (income), net	(13)	11	—	19	(3)
Adjusted EBITDA		$218	$154	$769	$568
* See footnote descriptions below the Comparable Adjusted Earnings Per Share table.

NOTE: Totals may not foot due to rounding.                                7

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF REPORTED SEGMENT RESULTS TO COMPARABLE SEGMENT RESULTS
(Unaudited)

	Three Months Ended December 31,
(amounts in millions)	Performance Solutions				Agricultural Solutions				Total
	2016	2015	Change	YOY%	2016	2015	Change	YOY%	2016	2015	Change	YOY%
Net Sales	$457	$259	$198	76%	$493	$476	$17	4%	$950	$735	$215	29%
Acquisitions:
Alent		152								152
OM		18								18
Comparable Net Sales	457	430	27	6%	493	476	17	4%	950	906	44	5%

Organic Sales
Foreign exchange translation	13				(11)				1
Constant Currency	470	430	40	9%	482	476	6	1%	951	906	45	5%

Dispositions						(9)				(9)
Impact of metal prices	(13)								(13)
Organic Sales Growth	$457	$430	$27	6%	$482	$467	$14	3%	$939	$897	$41	5%

	Three Months Ended December 31,
(amounts in millions)	Performance Solutions				Agricultural Solutions				Total
	2016	2015	Change	YOY%	2016	2015	Change	YOY%	2016	2015	Change	YOY%
Adj. EBITDA ex-corp cost	$119	$71	$48	67%	$116	$99	$18	18%	$235	$170	$65	38%
Acquisitions:
Alent		26								26
OM		4								4
Comparable Adj. EBITDA ex-corp costs	119	101	18	18%	116	99	18	18%	235	199	36	18%
Corporate allocations	(8)	(8)			(8)	(8)			(17)	(15)
Comparable Adj. EBITDA	111	93	17	18%	108	91	17	19%	218	184	34	18%

Foreign exchange translation	5				(4)				—
Comparable Constant Currency	$115	$93	$22	23%	$104	$91	$13	14%	$219	$184	$34	19%

NOTE: Totals may not foot due to rounding.                                8

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF REPORTED SEGMENT RESULTS TO COMPARABLE SEGMENT RESULTS (continued)
(Unaudited)

	Twelve Months Ended December 31, 2016
	Performance Solutions				Agricultural Solutions				Total
(amounts in millions)	2016	2015	Change	YOY%	2016	2015	Change	YOY%	2016	2015	Change	YOY%
Net Sales	$1,770	$801	$969	121%	$1,816	$1,742	$74	4%	$3,586	$2,542	$1,044	41%
Acquisitions:
Alent		847								847
OM		142								142
Arysta						87				87
Comparable Sales	1,770	1,791	(21)	(1)%	1,816	1,829	(13)	(1)%	3,586	3,620	(34)	(1)%

Organic Sales
Foreign exchange translation	48				36				83
Constant Currency	1,818	1,791	27	2%	1,851	1,829	22	1%	3,669	3,620	49	1%

Acquisitions	3								3
Dispositions						(32)				(32)
Impact of metal prices	(13)								(13)
Organic Sales Growth	$1,808	$1,791	$17	1%	$1,851	$1,797	$55	3%	$3,659	$3,588	$72	2%

	Twelve Months Ended December 31, 2016
	Performance Solutions				Agricultural Solutions				Total
(amounts in millions)	2016	2015	Change	YOY%	2016	2015	Change	YOY%	2016	2015	Change	YOY%
Adj. EBITDA ex-corp cost	$434	$236	$198	84%	$401	$379	$22	6%	$835	$616	$220	36%
Acquisitions:
Alent		143								143
OM		28								28
Arysta						3				3
Comparable Adj. EBITDA ex-corp costs	434	407	27	7%	401	382	19	5%	835	790	45	6%
Corporate allocations	(33)	(24)			(33)	(24)			(66)	(48)
Comparable Adj. EBITDA	401	384	18	5%	368	358	10	3%	769	742	28	4%

Foreign exchange translation	15				—				16
Comparable Constant Currency	$417	$384	$33	9%	$369	$358	$10	3%	$785	$742	$43	6%

NOTE: Totals may not foot due to rounding.                                9

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I.	Financial Performance
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions)	2016	2015	2016	2015
Net Sales
Performance Solutions	$457	$259	$1,770	$801
Agricultural Solutions	493	476	1,816	1,742
Total	$950	$735	$3,586	$2,542

Adjusted EBITDA
Performance Solutions	$111	$67	$401	$224
Agricultural Solutions	108	87	368	343
Total	$218	$154	$769	$568

Adjusted EBITDA Margin
Performance Solutions	24.2%	26.0%	22.7%	28.0%
Agricultural Solutions	21.8%	18.3%	20.3%	19.7%
Total	23.0%	21.0%	21.5%	22.3%

II.	Comparable Financial Performance
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions)	2016	2015	2016	2015
Net Sales
Performance Solutions	$457	$430	$1,770	$1,791
Agricultural Solutions	493	476	1,816	1,829
Total	$950	$906	$3,586	$3,620

Adjusted EBITDA (1)
Performance Solutions	$111	$93	$401	$384
Agricultural Solutions	108	91	368	358
Total	$218	$184	$769	$742

Adjusted EBITDA Margin
Performance Solutions	24.2%	21.7%	22.7%	21.4%
Agricultural Solutions	21.8%	19.1%	20.3%	19.6%
Total	23.0%	20.3%	21.5%	20.5%
(1) Includes reallocations of corporate overhead costs in 2015.

NOTE: Totals may not foot due to rounding.                                10

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION (continued)
(Unaudited)

III.	Comparable Constant Currency Financial Performance
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions)	2016	2015	2016	2015
Net Sales
Performance Solutions	$470	$430	$1,818	$1,791
Agricultural Solutions	482	476	1,851	1,829
Total	$951	$906	$3,669	$3,620

Adjusted EBITDA
Performance Solutions	$115	$93	$417	$384
Agricultural Solutions	104	91	369	358
Total	$219	$184	$785	$742

Adjusted EBITDA Margin
Performance Solutions	24.5%	21.7%	22.9%	21.4%
Agricultural Solutions	21.5%	19.1%	19.9%	19.6%
Total	23.0%	20.3%	21.4%	20.5%

IV.	Capital Structure
(amounts in millions)	Maturity	Coupon	December 31, 2016
Instrument
Corporate Revolver ($500M)	6/7/2019		$—
Term Loan B4 - USD (1) (2)	6/7/2023	L + 400	1,471
Term Loan B5 - USD (2)	6/7/2020	L + 350	609
Term Loan C3 - EUR (1) (2)	6/7/2023	E + 375	454
Term Loan C4 - EUR (2)	6/7/2020	E + 325	734
Other Secured Debt			15
Total First Lien Debt			3,282
10.375% Senior Notes due 2021	5/1/2021	10.375%	500
6.5% Senior Notes due 2022	2/1/2022	6.5%	1,100
6.0% Senior Notes due 2023 (Euro)	2/1/2023	6.0%	368
Other Unsecured Debt			86
Total Unsecured Debt			2,054
Total Debt			5,336
Cash Balance as of 12/31/16			423
Net Debt			$4,913
Shares Outstanding (3)			299
Market Capitalization (4)			$2,929
Total Capitalization			$7,842

(1)
These term loans mature on June 7, 2023, provided that the Company prepays, redeems or otherwise retires and/or refinances in full its 6.50% USD Notes due 2022, as permitted under the Amended and Restated Credit Agreement, on or prior to November 2, 2021, otherwise the maturity reverts to November 2, 2021.

(2)
Platform has swapped certain amounts of its floating term loans to fixed rate including $1.1 billion of its USD tranches and €282 million of its Euro tranches. At December 31, 2016, approximately 36% of debt was floating and 64% was fixed.

(3)	See "Calculation of Non-GAAP Adjusted Shares at December 31, 2016 (unaudited)" below the Comparable Adjusted Earnings Per Share table.
(4)	Based on Platform's closing price of $9.81 at December 30, 2016.

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PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION (continued)
(Unaudited)

V.	Selected Financial Data
(amounts in millions)	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2016
Book Interest Expense, net	$86	$376
Cash Interest Paid	74	360
Book Income Tax (Benefit) Expense	(37)	29
Cash Income Taxes Paid	35	121
Capital Expenditures	24	56
Investments in Product Registrations	14	36
Proceeds from Sales of Assets (*)	—	13
(*) Adjusted to exclude $8 million of impact for the proceeds of a JV sale in Q3 2016.

VI. Non-GAAP Measures
For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
To supplement the financial measures prepared in accordance with GAAP, Platform has provided the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA guidance, comparable net sales, comparable adjusted earnings per share, comparable adjusted EBITDA, comparable adjusted EBITDA margin and organic sales. Platform also evaluates and presents its results of operations on a comparable constant currency basis. Management believes that these measures provide useful information to investors by excluding certain items that it believes are not representative of the Company's business and including other items that it believes are useful in evaluating the Company's business; thereby providing a more complete understanding of the Company's operational results and a meaningful comparison of the Company's performance between periods and to its peers. When reconciled to the corresponding GAAP measures, these non-GAAP measures also help the Company's investors to understand the long-term profitability trends of the Company's businesses. Finally, these non-GAAP measures address questions the Company routinely receives from securities analysts, investors and other interested parties in the evaluation of companies in its industry and, in order to assure that all investors have access to the same data, the Company has determined that it is appropriate to make this data available to all.  Non-GAAP financial measures are however not prepared in accordance with GAAP, as they exclude certain items as described herein, and may not be indicative of the results that the Company expects to recognize for future periods. In addition, these non-GAAP financial measures may differ from measures that other companies may use. As a result, these non-GAAP financial measures should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included herein.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables above. The Company only provides Adjusted EBITDA guidance, organic sales growth and synergy potential on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructuring, integration and acquisition-related expenses, share-based compensation amounts, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

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Adjusted EBITDA:
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as further adjusted for additional items included in earnings that are not representative or indicative of our ongoing business as described in the footnotes to the non-GAAP measures reconciliations. Management believes Adjusted EBITDA provides investors with a more complete understanding of the long-term profitability trends of Platform’s business, and facilitates comparisons of its profitability to prior and future periods.
Comparable Adjusted EBITDA:
Comparable adjusted EBITDA is defined as Adjusted EBITDA adjusted to reflect acquisitions and the related financings as though they had occurred on January 1, 2015 without the impact of purchase accounting. Adjusted EBITDA and comparable adjusted EBITDA are key metrics used by management to measure operating performance and trends. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and comparable adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Management believes comparable Adjusted EBITDA provides investors with a more complete understanding of the long-term profitability trends of Platform’s business, and facilitates comparisons of its profitability to prior and future periods.
Comparable Adjusted Earnings Per Share:
Comparable adjusted earnings per share is defined as net loss attributable to common stockholders adjusted to reflect acquisitions and the related financings as though they had occurred on January 1, 2015 without the impact of purchase accounting, as well as other adjustments consistent with our definition of Adjusted EBITDA. We eliminate the amortization associated with intangibles assets recognized in purchase accounting for acquisitions and costs capitalized in connection with obtaining regulatory approval of our products (“registration rights”) as part of ongoing operations. We deduct capital expenditures associated with obtaining these registration rights. Further, we adjust the effective tax rate to 35% as described in the notes to the reconciliation. For the quarters ended December 31, 2016 and 2015, the resulting comparable adjusted net income available to stockholders is divided by the number of shares of outstanding common stock as of December 31, 2016 plus the number of shares that would be issued if all convertible stock were converted to common stock, vested stock options were exercised, and awarded equity granted were vested as of December 31, 2016. For the full years 2016 and 2015, the resulting comparable adjusted net income available to stockholders is divided by the average of the four quarters of 2016. Comparable adjusted earnings per share is a key metric used by management to measure operating performance and trends. In particular, the exclusion of certain expenses in calculating comparable adjusted earnings per share facilitates operating performance comparisons on a period-to-period basis.
Comparable Constant Currency:
Our constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. Constant currency percentages are calculated by converting our current-period local currency financial results into U.S. Dollar using the prior period's exchange rates and comparing these adjusted amounts to our prior period reported results. The comparable constant currency presentation includes actual results adjusted to reflect acquisitions and related financings as though they had occurred on January 1, 2015 adjusted for the effects of purchase accounting on actual results. Management believes that this presentation provides a more complete understanding of the Company's operational results and a meaningful comparison of its performance between periods. However, this comparable financial information is provided for informational purposes only and is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Company's acquisitions been completed as of the dates indicated, or that may be achieved in the future
Comparable Net Sales
Comparable net sales is defined as net sales adjusted for the sales of our acquisitions as though they had occurred on January 1, 2015. Management believes this measure provides investors with a more complete understanding of net sales trends by providing sales on a more consistent basis.
Organic Sales
Organic sales is defined as comparable net sales excluding the impact of currency, metals price, divestitures and acquisitions, as applicable. Management believes this measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable sales over differing periods on a consistent basis.

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